UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2017

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 30, 2017, the Board of Directors (the “Board”) of The McClatchy Company (the “Company”) appointed Vijay Ravindran, a former Senior Vice President and Chief Digital Officer at Graham Holdings (formerly The Washington Post Co.) and currently Co-Founder and CEO of Floreo, a virtual reality startup developing first of its kind supervised children’s therapy in VR focused on autism, to the Board to serve as a Class B director effective January 1, 2018. At this time, Mr. Ravindran has not been appointed to serve on any committees of the Board.

In connection with his service as a director, Mr. Ravindran will receive the Company’s standard fees paid to outside directors. A description of outside director fees is set forth in the section entitled “Director Compensation Arrangements” in the Company’s proxy statement filed April 4, 2017, which section is incorporated herein by reference.

There are no arrangements or understandings between Mr. Ravindran and any other person pursuant to which Mr. Ravindran was appointed as a director of the Company, and there are no transactions in which Mr. Ravindran has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Mr. Ravindran is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release of The McClatchy Company, dated December 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

December 5, 2017	The McClatchy Company

/s/ Billie S. McConkey
	By:	Billie S. McConkey
Vice President, Human Resources, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release of The McClatchy Company, dated December 5, 2017.